UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 4, 2021

NortonLifeLock Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-17781	77-0181864
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

60 E. Rio Salado Parkway, Suite 1000, Tempe, AZ	85281
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code (650) 527-8000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NLOK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 4, 2021, NortonLifeLock Inc. (the “Company”) and TMG Partners R.E., LLC (“Buyer”) entered into an Agreement of Sale and Purchase and Joint Escrow Instructions (the “Sale Agreement”), pursuant to which (i) Buyer will purchase from the Company all of its interest in the real property located at 350-380 Ellis Street in Mountain View, California (the “Ellis Street Property”) and (ii) the Company will enter into an office lease with Buyer to lease back one of the buildings of the Ellis Street Property (the “Lease”).

The aggregate pre-tax consideration to be paid by Buyer to the Company, pursuant to the Sale Agreement is approximately $358 million in cash (the “Purchase Price”), $3.7 million of which is to be deposited into an escrow account on June 9, 2021, with an additional $7 million to be deposited into the escrow account on June 18, 2021, following the completion of a due diligence period. The Purchase Price will be subject to adjustment for customary closing costs and other matters as set forth in the Sale Agreement.

The Sale Agreement provides that the sale of the Ellis Street Property will close on June 30, 2021 (the “Closing Date”), subject to customary closing conditions and deliveries; provided however, that Buyer will have the one time right to extend the Closing Date to July 15, 2021, subject to Buyer providing written notice to the Company by June 22, 2021 and depositing an additional $10 million into the escrow account.

Pursuant to the Sale Agreement, the Company will enter into the Lease subject to (a) an initial seven year term; (b) base rent abatement for the first 18 months of the Lease term; (c) an early termination fee of $10 million paid to the Company in the event that either the Company or Buyer exercises their respective right to early termination of the Lease; and (d) additional terms of which will be agreed upon on or before June 15, 2021.

The foregoing description of the Sale Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Document
10.01	Agreement of Sale and Purchase and Joint Escrow Instructions, dated as of June 4, 2021, by and between NortonLifeLock Inc. and TMG Partners R.E., LLC.

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NortonLifeLock Inc.

Date: June 7, 2021	By:	/s/ Bryan Ko
Bryan Ko Chief Legal Officer and Corporate Secretary